 4397 South Albright Drive ● Salt Lake City, Utah 84124
 (801) 277-2763 Phone ● (801) 277-6509 Fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 28, 2018

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Consent to be named in the S-8 Registration Statement of Liberated Syndication, Inc, a Nevada Corporation (the "Company"), to be filed on or about June 28, 2018 covering the registration and issuance of 3,000,000 shares of common stock to participants in the Company's 2018 Omnibus Equity Incentive Plan

Ladies and Gentlemen:
We hereby consent to the use of our audit report dated March 26, 2018, for the fiscal year ended December 31, 2017, that is contained in the Company's 10-K Annual Report for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 26, 2018 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC